Exhibit 10.3

Series [*] WST Trust Liquidity
Facility Agreement

[Westpac Securities Administration Limited]
(Trustee)

Westpac Banking Corporation
(Liquidity Provider)

Westpac Securitisation Management Pty Limited
(Trust Manager)

Allens Arthur Robinson
Deutsche Bank Place
Corner Hunter and Phillip Streets
Sydney  NSW  2000
Tel  61 2 9230 4000
Fax  61 2 9230 5333
www.aar.com.au

© Copyright Allens Arthur Robinson 2007

Series [*] WST Trust Liquidity Facility Agreement

Table of Contents

1.	Definitions and Interpretation		1
	1.1	Definitions	1
	1.2	Master Trust Deed definitions	3
	1.3	Interpretation	3
	1.4	Determination, statement and certificate sufficient evidence	3
	1.5	Transaction Document	3
	1.6	Limited to Trust	3

2.	Purpose		4

3.	Drawings		4
	3.1	Liquidity Draw	4
	3.2	Making of Liquidity Draws	5
	3.3	Collateral Account	5
	3.4	New Account	5
	3.5	Conditions to transfer of account balance	6
	3.6	Withdrawal from accounts	6
	3.7	Liquidity Provider upgrade	7
	3.8	Interest Cash Advance Deposit	7

4.	Funding Periods		7

5.	Interest		7
	5.1	Accrual	7
	5.2	Payment	8
	5.3	Capitalisation	8

6.	Commitment Fee		8

7.	Cancellation of Liquidity Limit		8
	7.1	During Term	8
	7.2	At end of Term	8

8.	Repayment		9
	8.1	Final repayment	9
	8.2	Repayment of Liquidity Draws	9
	8.3	Repayments during Liquidity Collateralisation Period	9

9.	Prepayments		9
	9.1	Voluntary prepayments	9
	9.2	Interest	9
	9.3	Limitation on prepayments	9

10.	Payments		9
	10.1	Manner	9
	10.2	Payment to be made on Business Day	10
	10.3	Appropriation where insufficient moneys available	10

11.	Changes In Law		10
	11.1	Additional payments	10

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Series [*] WST Trust Liquidity Facility Agreement

	11.2	Minimisation	11
	11.3	Survival	11
	11.4	Notification	11

12.	Conditions Precedent		11
	12.1	Conditions precedent to initial Drawdown Notice	11
	12.2	Conditions precedent to each Liquidity Draw	12

13.	Representations and Warranties		12
	13.1	Representations and warranties	12
	13.2	Reliance on representations and warranties	14

14.	Undertakings		14
	14.1	General undertakings	14
	14.2	Undertakings relating to Trust	15
	14.3	Term of undertakings	15

15.	Events of Default		15
	15.1	Events of Default	15
	15.2	Consequences	16

16.	Interest on Overdue Amounts		16
	16.1	Accrual	16
	16.2	Payment	16
	16.3	Limitation	16

17.	Control Accounts		17

18.	Waivers, Remedies Cumulative		17

19.	Severability of Provisions		17

20.	Survival of Representations		17

21.	Indemnity and Reimbursement Obligation		17

22.	Moratorium Legislation		17

23.	Consents and Opinions		18

24.	Assignments		18

25.	Notices		18

26.	Authorised Signatories		18

27.	Governing Law and Jurisdiction		18

28.	Counterparts		19

29.	Acknowledgement by Trustee		19

30.	Limited Recourse		19
	30.1	General	19
	30.2	Liability of Trustee limited to its right to indemnity	19
	30.3	Unrestricted remedies	20
	30.4	Restricted remedies	20

31.	Liquidity Provider's Obligations		21

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32.	Successor Trustee	21

33.	Code of Banking Practice (2003)	21

ANNEXURE A		23
	DRAWDOWN NOTICE	23

ANNEXURE B		24
	VERIFICATION CERTIFICATE	24

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Series [*] WST Trust Liquidity Facility Agreement

Date	[*]

Parties

1.	[Westpac Securities Administration Limited] (ABN [77 000 049 472]) of Level 20, 275 Kent Street, Sydney, New South Wales as Trustee of the Series [*] WST Trust (the Trustee);

2.	Westpac Banking Corporation (ABN 33 007 457 141) of Level 20, 275 Kent Street, Sydney, New South Wales (the Liquidity Provider); and

3.	Westpac Securitisation Management Pty Limited (ABN 73 081 709 211) of Level 20, 275 Kent Street, Sydney, New South Wales (the Trust Manager).

Recitals

The Trustee has requested the Liquidity Provider to provide the Trustee with a liquidity facility under which loans of up to an aggregate amount equal to the Liquidity Limit may be made available to the Trustee.

IT IS AGREED as follows.

1.	Definitions and Interpretation

1.1	Definitions

In this agreement the following definitions apply unless the context requires otherwise, or unless otherwise defined.

Bank Bill Rate means, in relation to a Funding Period, the Bank Bill Rate (as defined in the Series Notice) on the first day of that Funding Period.

Cash Advance Deposit means the balance of the Collateral Account from time to time.

Collateral Account means (as the context requires):

(a)	the account established and maintained in accordance with clause 3.3;

(b)	the account established and maintained in accordance with clause 3.4; or

(c)	the account to which the Cash Advance Deposit is transferred in accordance with clause 3.8.

Drawdown Date means, in relation to a Liquidity Draw, the Payment Date on which the Liquidity Draw is or is to be made under this agreement.

Drawdown Notice means a notice under clause 3.1.

Event of Default means any of the events specified in clause 15.

Existing Collateral Account has the meaning given in clause 3.4.

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Final Repayment Date means the date on which the Term ends.

Funding Period means, in relation to a Liquidity Draw, the period determined in accordance with clause 4.

Liquidity Collateralisation Period means each period commencing on the date on which either:

(a)	the short term credit rating of the Liquidity Provider is either less than A-1 from S&P or less than P-1 from Moody's; or

(b)	S&P or Moody's ceases to provide a short term credit rating for the Liquidity Provider (other than because S&P or Moody's , as the case may be, ceases to provide such ratings generally),

and ending on the date on which the short term credit rating of the Liquidity Provider is A-1 from S&P and P-1 from Moody's.

Liquidity Draw means any advance made or to be made under this agreement.

Liquidity Limit means at any date the least of:

(a)	subject to clause 7.1, [$10,000,000]; and

(b)	the aggregate outstanding principal amount of all Performing Loans at that date; and

(c)
any other amount as may be agreed in writing from time to time between the Liquidity Provider, the Trustee and the Trust Manager and in respect of which the Trust Manager has given a Rating Notification, as reduced or cancelled under this agreement.

Margin means [*]% per annum, or such other rate per cent per annum as agreed in writing between the Trust Manager and the Liquidity Provider and in respect of which the Trust Manager has given a Rating Notification.

Master Trust Deed means the Master Trust Deed for the WST Trusts dated 14 February 1997 initially between The Mortgage Company Pty Limited and the Trustee.

New Collateral Account has the meaning given in clause 3.4.

Performing Loan means, at any date, a Purchased Receivable which:

(a)	is not in Arrears;

(b)	at that date has been in Arrears for less than 90 consecutive days; or

(c)	if it has been in Arrears at that date for 90 or more consecutive days, was insured under a Mortgage Insurance Policy at the date of this agreement or on or before the Closing Date.

Reference Bank has the meaning given in the 2000 ISDA Definitions.

Series Notice means the Series [*] WST Trust Series Notice made or to be made between (among others) the Trustee, the Trust Manager, Westpac Banking Corporation and the Security Trustee on or about the date of this agreement under the Master Trust Deed.

Term means the period commencing on the date of this agreement and expiring on the earlier of:

(a)	the date on which the Notes are redeemed in full in accordance with the Master Trust Deed and the Series Notice;

Series [*] WST Trust Liquidity Facility Agreement

(b)	the date declared by the Liquidity Provider under clause 15.2;

(c)
the date on which the Trustee enters into a liquidity facility, as previously notified to each Designated Rating Agency by the Trust Manager for each Class of Notes, to replace this agreement with any other person to enable it to fund Liquidity Shortfalls;

(d)	the date on which the Liquidity Limit is cancelled in full under clause 7.1; and

(e)	the Maturity Date.

Trust means the Series [*] WST Trust constituted under the Master Trust Deed and the Notice of Creation of Trust.

Trustee means the Trustee of the Trust at the date of this agreement or any person which becomes a successor Trustee under clause 24 of the Master Trust Deed.

1.2	Master Trust Deed definitions

Words and expressions which are defined in the Master Trust Deed (as amended by the Series Notice) and the Series Notice (including in each case by reference to another agreement) have the same meanings when used in this agreement, unless the context otherwise requires or unless otherwise defined in this agreement.

1.3	Interpretation

Clause 1.2 of the Master Trust Deed applies to this agreement as if set out in full, except that references to this Deed are references to this agreement and:

(a)
a reference to an asset includes any real or personal, present or future, tangible or intangible property or asset and any right, interest, revenue or benefit in, under or derived from the property or asset;

(b)	an Event of Default subsists until it has been waived in writing by the Liquidity Provider; and

(c)
a reference to an amount for which a person is contingently liable includes an amount which that person may become actually or contingently liable to pay if a contingency occurs, whether or not that liability will actually arise.

1.4	Determination, statement and certificate sufficient evidence

Except where otherwise provided in this agreement any determination, statement or certificate by the Liquidity Provider or an Authorised Signatory of the Liquidity Provider provided for in this agreement is sufficient evidence unless proven wrong.

1.5	Transaction Document

This agreement is a Transaction Document for the purposes of the Master Trust Deed.

1.6	Limited to Trust

The rights and obligations of the parties under this agreement relate only to the Trust, and do not relate to any other Trust (as defined in the Master Trust Deed).  Without limitation, the Liquidity Provider has no obligation under this agreement to provide financial accommodation to the Trustee as trustee of any other Trust.

Series [*] WST Trust Liquidity Facility Agreement

2.	Purpose

The Trust Manager directs the Trustee to, and the Trustee shall, apply the proceeds of each Liquidity Draw to fund Liquidity Shortfalls in relation to the Trust by crediting it to the Collection Account to be applied in accordance with clause 5 of the Series Notice, and for no other purpose.

3.	Drawings

3.1	Liquidity Draw

(a)
Subject to this agreement, if on any Determination Date the Trust Manager determines that there is a Liquidity Shortfall in relation to the Collection Period ending immediately prior to the Determination Date, the Trust Manager must direct the Trustee to and the Trustee shall (subject to this agreement and the Series Notice) request a Liquidity Draw by giving to the Liquidity Provider a Drawdown Notice.

(b)	A Drawdown Notice must be:

(i)	in writing;

(ii)	in or substantially in the form of Annexure A;

(iii)	signed by an Authorised Signatory of the Trustee; and

(iv)	given not later than 11.00am (Sydney time) on the Remittance Date following that Collection Period.

(c)	The amount requested in a Drawdown Notice must be the lesser of:

(i)	the relevant Liquidity Shortfall; and

(ii)	subject to paragraph (d), the Available Liquidity Amount at that time.

(d)	If:

(i)	the aggregate of all payments required to be made under clauses 5.10(a)(i) to (iii) inclusive of the Series Notice on the relevant Payment Date; plus

(ii)	the outstanding Liquidity Draws due to be repaid on that date; minus

(iii)	the Available Income for the relevant Collection Period;

is equal to or less than the Liquidity Limit, the calculation of Available Liquidity Amount in paragraph (c)(ii) shall assume the repayment of all Liquidity Draws due to be repaid on or before the relevant Drawdown Date.

(e)
The Trustee irrevocably authorises the Liquidity Provider to apply against a Liquidity Draw provided on any Drawdown Date all amounts which are assumed to have been applied in repaying previous Liquidity Draws as contemplated by paragraph (d).

(f)	In the case of a Liquidity Draw provided:

Series [*] WST Trust Liquidity Facility Agreement

(i)	in accordance with paragraph (c)(i); or

(ii)	following an application of paragraph (d),

the Liquidity Provider will only be required to advance to the Trustee the difference (if any) between the Liquidity Draw and the Available Liquidity Amount immediately prior to the relevant Drawdown Date.

3.2	Making of Liquidity Draws

Subject to the terms of this agreement, a Liquidity Draw requested in a Drawdown Notice shall be made available:

(a)
other than during a Liquidity Collateralisation Period, by the Liquidity Provider crediting the proceeds of that Liquidity Draw to the Collection Account by no later than 11.00 am (Sydney time) on the relevant Remittance Date;

(b)	during a Liquidity Collateralisation Period, by the Trust Manager directing the Trustee to transfer the amount of that Liquidity Draw from the Collateral Account to the Collection Account; and

(c)
during a Liquidity Collateralisation Period, by the Trust Manager directing the Trustee to arrange to transfer the amount of that Liquidity Draw from the Collateral Account to the Collection Account, in satisfaction of the Liquidity Provider's obligation to make that Liquidity Draw available, provided that none of the Liquidity Provider, the Trust Manager nor the Trustee shall have any obligation if for any reason the Bank maintaining the Collateral Account does not comply with a request or direction to make a transfer requested from the Collateral Account.

3.3	Collateral Account

If at any time the Liquidity Provider's short term credit rating is less than A-1 from S&P or P-1 from Moody’s or S&P or Moody’s ceases to provide a short term credit rating for the Liquidity Provider (other than because S&P or Moody's as the case may be, ceases to provide such ratings generally):

(a)
the Trustee must, at the direction of the Trust Manager, as soon as practicable establish and maintain in the name of the Trustee an account with a Bank having a short term rating of A-1 from S&P and P-1 from Moody's or in respect of which the Trust Manager otherwise gives a Rating Notification; and

(b)
the Liquidity Provider must within 2 Business Days or such longer period in respect of which the Trust Manager gives a Rating Notification, deposit into that account an amount equal to the Available Liquidity Amount at that time.

3.4	New Account

If at any time:

(a)	the short term credit rating of the Bank holding the Collateral Account (the Existing Collateral Account) from S&P is lower than A-1 or from Moody's is lower than P-1; or

Series [*] WST Trust Liquidity Facility Agreement

(b)	deposits credited to the Existing Collateral Account cease to be Authorised Investments because of paragraph (g)(B) of the definition of Authorised Investments in clause 1.1 of the Master Trust Deed, the Trust Manager must direct the Trustee to, and the Trustee must, subject to clauses 3.5 and 3.6, within 5 Business Days after such direction (or such longer period in respect of which the Trust Manager gives a Rating Notification:

(c)
establish a new account with a Bank which has a short term credit rating from S&P of not lower than A-1 and from Moody's of not lower than P-1 (the New Collateral Account) in the name of the Trustee; and

(d)	transfer so much of the balance of the Existing Collateral Account to the New Collateral Account as is not an Authorised Investment by application of paragraph (b).

3.5	Conditions to transfer of account balance

The Trustee shall only be obliged to transfer the balance of the Existing Collateral Account to the New Collateral Account in accordance with clause 3.4(d) if both the Trust Manager and the Liquidity Provider are satisfied that the terms upon which the New Collateral Account is established and maintained are such that:

(a)
the Bank with which the New Collateral Account is maintained will have no right of set-off, combination of accounts, lien, flawed deposit or other Security Interest over the New Collateral Account; and

(b)	the terms of the New Collateral Account may not be varied in any way without the prior written consent of the Liquidity Provider.

The Trust Manager and the Liquidity Provider must provide the Trustee with written notice of their satisfaction with these matters as soon as practicable.

3.6	Withdrawal from accounts

(a)	The Trustee may only make withdrawals from a Collateral Account if directed to do so by the Trust Manager, and then only for the following purposes:

(i)	to make or fund a Liquidity Draw in accordance with this agreement;

(ii)	to transfer the credit balance of the Existing Collateral Account to a New Collateral Account in accordance with clause 3.4;

(iii)	to pay the Cash Advance Deposit to the Liquidity Provider pursuant to clause 3.7(a);

(iv)	to withdraw any amount which has been incorrectly deposited into the Collateral Account;

(v)	to pay any Tax payable in respect of the maintenance of, or payments into or withdrawals from, the Collateral Account;

(vi)
at the direction of the Trust Manager, invest in Authorised Investments which mature no later than the end of the Funding Period in which the Authorised Investments were acquired provided that all amounts received by the Trustee on that maturity must be credited to the Collateral Account; or

Series [*] WST Trust Liquidity Facility Agreement

(vii)	to refund to the Liquidity Facility Provider the amount of any of the Liquidity Limit which is cancelled under clause 7.1 or 7.2.

(b)	The Trust Manager must only direct the Trustee to make withdrawals from the Collateral Account for the above purposes.

(c)
For so long as the Collateral Account is maintained with the Liquidity Provider, the obligations of the Liquidity Provider with respect to payment to the Trustee of the debt constituted by any credit balance on the Collateral Account shall be conditional upon and subject to the terms of this clause 3.

3.7	Liquidity Provider upgrade

(a)
If, at any time when the Collateral Account is not maintained with the Liquidity Provider, a short term credit rating of the Liquidity Provider is upgraded so that it has a rating from S&P of not lower than A-1 and from Moody's of not lower than P-1, the Trust Manager may direct the Trustee to, and the Trustee must within 2 Business Days of being so directed, arrange for the Cash Advance Deposit to be transferred to an account with the Liquidity Provider (which account will then become the Collateral Account).

(b)
If, at any time, a short term credit rating of the Liquidity Provider is upgraded so that it has a rating from S&P of A-1 and from Moody's of P-1, the Trust Manager must direct the Trustee to, and the Trustee must within 2 Business Days of being so directed, repay to the Liquidity Provider the balance of the Collateral Account.

3.8	Interest Cash Advance Deposit

All interest accrued on the Cash Advance Deposit shall belong to the Liquidity Provider and all interest credited to the Cash Advance Deposit shall be paid to the Liquidity Provider on each relevant Payment Date in accordance with the Series Notice.

4.	Funding Periods

(a)	Subject to this clause, the Funding Period for a Liquidity Draw commences on its Drawdown Date and ends on (and includes) the day before the next Payment Date.

(b)	Notwithstanding paragraph (a), no Funding Period may extend beyond the Final Repayment Date.

5.	Interest

5.1	Accrual

Interest accrues daily on the outstanding principal amount of each Liquidity Draw at the rate per annum equal to the sum of the Margin and the Bank Bill Rate for the relevant Funding Period, calculated on actual days elapsed and a year of 365 days.

Series [*] WST Trust Liquidity Facility Agreement

5.2	Payment

The Trustee shall pay accrued interest on each Liquidity Draw in respect of its Funding Period in arrears on each Payment Date and on repayment or prepayment of all or the relevant part of the Liquidity Draw.

5.3	Capitalisation

Interest payable under this clause 5 which is not paid when due will immediately be capitalised.  Interest is payable on capitalised interest at the rate and in the manner referred to in this clause 5.

6.	Commitment Fee

(a)
A commitment fee accrues due from day to day from the date of this agreement at [*]% per annum (or such other rate per cent per annum as agreed in writing between the Trust Manager and the Liquidity Provider and in respect of which the Trust Manager gives a Rating Notification) on the daily amount of the Available Liquidity Amount (if any).

(b)	The commitment fee is calculated on the actual number of days elapsed and a year of 365 days.

(c)	The Trust Manager directs the Trustee to, and the Trustee shall, pay to the Liquidity Provider any accrued commitment fee in arrears on:

(i)	each Payment Date; and

(ii)	at the end of the Term,

in accordance with the Series Notice.

7.	Cancellation of Liquidity Limit

7.1	During Term

(a)
On giving not less than 5 Business Days irrevocable notice to the Liquidity Provider the Trustee may cancel all or part of the Liquidity Limit during the Term if the Trust Manager gives a Rating Notification in respect of such cancellation.  A partial cancellation must be in a minimum of $100,000 and a whole multiple of $10,000 unless the Liquidity Provider agrees otherwise.

(b)	On giving not less than 30 days notice to the Trustee and the Trust Manager, the Liquidity Provider may cancel all of the Liquidity Limit during the Term if:

(i)	a replacement Liquidity Facility Agreement is entered into; and

(ii)	the Trust Manager gives a Rating Notification in respect of such cancellation and the new provider of that replacement Liquidity Facility Agreement.

7.2	At end of Term

At the close of business (Sydney time) on the last day of the Term the Liquidity Limit will be cancelled.

Series [*] WST Trust Liquidity Facility Agreement

8.	Repayment

8.1	Final repayment

The Trustee shall repay the Liquidity Outstandings on the Final Repayment Date, together with all interest and other moneys owing to the Liquidity Provider under this agreement.

8.2	Repayment of Liquidity Draws

Subject to the terms of this agreement, the Trustee must repay each Liquidity Draw on the last day of its Funding Period, to the extent that amounts are available for that purpose under clause 5.10(a)(iv) of the Series Notice.  Those repayments will be applied against Liquidity Draws in chronological order of their Drawdown Dates.

8.3	Repayments during Liquidity Collateralisation Period

During a Liquidity Collateralisation Period, all repayments or prepayments in respect of Liquidity Outstandings must be made to the Collateral Account.

9.	Prepayments

9.1	Voluntary prepayments

The Trustee may prepay all or part of the Liquidity Outstandings with the consent of the Liquidity Provider and on at least 5 Business Days' notice.  The Trustee shall prepay in accordance with that notice.

9.2	Interest

When the Trustee prepays any amount of the Liquidity Outstandings, it shall also pay any interest accrued on that amount.

9.3	Limitation on prepayments

The Trustee may not prepay all or any part of the Liquidity Outstandings except as set out in this agreement.

10.	Payments

10.1	Manner

Subject to clause 8.3, the Trustee shall make all payments under this agreement:

(a)
by cheque, electronic funds transfer or other agreed method to the Liquidity Provider at its address for service of notices or by transfer of immediately available funds to the account specified by the Liquidity Provider and, in either case, by 4.00 pm (Sydney time) on the due date; and

(b)	without set-off, counterclaim or other deduction, except any compulsory deduction for Taxation; and

Series [*] WST Trust Liquidity Facility Agreement

(c)	in accordance with the directions of the Trust Manager, the Master Trust Deed and the Series Notice.

10.2	Payment to be made on Business Day

If any payment is due on a day which is not a Business Day, the due date will be the next Business Day.

10.3	Appropriation where insufficient moneys available

Subject to any express provision of this agreement, the Liquidity Provider may appropriate amounts it receives as between principal, interest and other amounts then payable as it sees fit.  This will override any appropriation made by the Trustee.

11.	Changes In Law

11.1	Additional payments

Subject to clause 11.3, whenever the Liquidity Provider determines that:

(a)	the effective cost to the Liquidity Provider of making, funding or maintaining any Liquidity Draw or the Liquidity Limit is increased in any way;

(b)
any amount paid or payable to the Liquidity Provider or received or receivable by the Liquidity Provider, or the effective return to the Liquidity Provider, under or in respect of this agreement is reduced in any way;

(c)
the return of the Liquidity Provider on the capital which is or becomes directly or indirectly allocated by the Liquidity Provider to any Liquidity Draw or the Liquidity Limit is reduced in any way; or

(d)
to the extent any relevant law, official directive or request relates to or affects the Liquidity Limit, any Liquidity Draw or this agreement, the overall return on capital of the Liquidity Provider or any of its holding companies is reduced in any way, as a result of any change in, any making of or any change in the interpretation or application by any Government Agency of, any law, official directive or request, then:

(e)	(when it has calculated the effect of the above and the amount to be charged to the Trustee under this clause) the Liquidity Provider shall promptly notify the Trust Manager and the Trustee; and

(f)
on the following Payment Date the Trustee shall, subject to clause 5 of the Series Notice, pay for the account of the Liquidity Provider the amount certified by an Authorised Signatory of the Liquidity Provider to be necessary to compensate the Liquidity Provider for the increased cost or the reduction (from the date of the notice).

Without limiting the above in any way, this clause applies:

(i)
to any law, official directive or request with respect to Taxation (other than any Tax on the net income of any person) or reserve, liquidity, capital adequacy, special deposit or similar requirements;

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(ii)	to official directives or requests which do not have the force of law where it is the practice of responsible bankers or financial institutions in the country concerned to comply with them; and

(iii)
where the increased cost or the reduction arises because the Liquidity Provider is restricted in its capacity to enter other transactions, is required to make a payment, or forgoes or earns reduced interest or other return on any capital or on any sum calculated by reference in any way to the amount of any Liquidity Draw, the Liquidity Limit or to any other amount paid or payable or received or receivable under this agreement or allocates capital to any such sum.

11.2	Minimisation

(a)	(No defence) If the Liquidity Provider has acted in good faith it will not be a defence that any cost, reduction or payment referred to in this clause could have been avoided.

(b)
(Minimisation)  The Liquidity Provider shall use reasonable endeavours to minimise any cost, reduction or payment referred to in this clause, with a view to enabling the Trust Manager to be able to give a Rating Notification in relation to any such cost, reduction or payment (although the Liquidity Provider's entitlement to any such cost, reduction or payment shall not depend on the Trust Manager giving a Rating Notification in relation to such cost, reduction or payment).

11.3	Survival

This clause survives the repayment of any relevant Liquidity Draw and the termination of this agreement.

11.4	Notification

The Trust Manager will promptly notify each Designated Rating Agency of any amount payable under this clause 11 from time to time.

12.	Conditions Precedent

12.1	Conditions precedent to initial Drawdown Notice

The right of the Trustee to give the initial Drawdown Notice and the obligations of the Liquidity Provider under this agreement are subject to the condition precedent that the Liquidity Provider receives all of the following in form and substance satisfactory to the Liquidity Provider:

(a)
(verification certificate) a certificate in relation to the Trustee given by a director of the Trustee substantially in the form of annexure B with the attachments referred to and dated not earlier than 14 days before the first Drawdown Date;

(b)	(Transaction Documents) a copy of each duly executed and (where relevant) stamped Transaction Document;

(c)	(Master Trust Deed conditions precedent) evidence that the conditions precedent referred to in clause 13 of the Master Trust Deed have been satisfied;

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(d)
(Security Trust Deed)  evidence that the Security Trust Deed has been or will be registered with each relevant Governmental Agency free from all prior Security Interests and third party rights and interests; and

(e)	(Notes) evidence that the Notes have been issued.

12.2	Conditions precedent to each Liquidity Draw

The obligations of the Liquidity Provider to make available each Liquidity Draw are subject to the further conditions precedent that no Event of Default subsists at the date of the relevant Drawdown Notice and the relevant Drawdown Date or will result from the provision of the Liquidity Draw.

13.	Representations and Warranties

13.1	Representations and warranties

The Trustee, in its capacity as trustee of the Trust, makes the following representations and warranties (so far as they relate to the Trust).

(a)	(Status) It is a corporation validly existing under the laws of the place of its incorporation specified in this agreement.

(b)
(Power)  It has the power to enter into and perform its obligations under the Transaction Documents to which it is expressed to be a party, to carry out the transactions contemplated by those documents and to carry on its business as now conducted or contemplated.

(c)
(Corporate authorisations)  It has taken all necessary corporate action to authorise the entry into and performance of the Transaction Documents to which it is expressed to be a party, and to carry out the transactions contemplated by those documents.

(d)
(Documents binding)  Each Transaction Document to which it is expressed to be a party is its valid and binding obligation enforceable in accordance with its terms, subject to any necessary stamping and registration and to laws, defences and principles of equity generally affecting creditors' rights.

(e)
(Transactions permitted)  The execution and performance by it of the Transaction Documents to which it is expressed to be a party and each transaction contemplated under those documents do not violate in any respect a provision of:

(i)	a law or treaty or a judgment, ruling, order or decree of a Government Body binding on it;

(ii)	its constitution or other constituent documents; or

(iii)	any other document or agreement which is binding on it or its assets,

and, except as provided by the Transaction Documents, did not and will not:

(iv)	create or impose a Security Interest on any of its assets; or

(v)
allow a person to accelerate or cancel an obligation with respect to any indebtedness in respect of financial accommodation, or constitute an event of default, cancellation event, prepayment event or similar event (whatever called) under an agreement relating to any such indebtedness, whether immediately or after notice or lapse of time or both.

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(f)	(Authorisations) Each Authorisation which is required in relation to:

(i)	the execution, delivery and performance by it of the Transaction Documents to which it is expressed to be a party and the transactions contemplated by those documents;

(ii)	the validity and enforceability of those documents; and

(iii)	its business as now conducted or contemplated and which is material,

has been obtained or effected.  Each is in full force and effect.  It has complied with each of them.  It has paid all applicable fees for each of them.

(g)	(No misrepresentation) All information provided by it to the Liquidity Provider is true in all material respects at the date of this agreement or, if later, when provided.

(h)
(Agreements disclosed)  Each document or agreement to which it is a party which is material to the Transaction Documents or which has the effect of varying a Transaction Document has been disclosed to the Liquidity Provider in writing.

(i)	(Trust) The Trust has been validly created and is in existence at the date of this agreement.

(j)	(Trust power) It is empowered by the Master Trust Deed:

(i)	to enter into and perform the Transaction Documents to which it is expressed to be a party and to carry on the transactions contemplated by those documents; and

(ii)	to carry on the business of the Trust and to own the Assets of the Trust,

in its capacity as trustee of the Trust.  There is no restriction on or condition of its doing so.

(k)
(Trust authorisations)  All necessary resolutions have been duly passed and all consents, approvals and other procedural matters have been obtained or attended to as required by the Master Trust Deed for it to enter into and perform the Transaction Documents to which it is expressed to be a party.

(l)	(Sole trustee) It has been validly appointed as trustee of the Trust and is the sole trustee of the Trust.

(m)	(Removal) No notice has been given to it, and so far as it is aware no resolution has been passed or direction or notice has been given removing it as trustee of the Trust.

(n)
(No resettlement)  Other than as permitted by the Transaction Documents, it has not taken any action that will cause the property of the Trust to be re-settled, set aside or transferred to any other trust.

(o)	(No termination) It has not taken any action that will cause the Trust to be terminated, nor has it taken any action that will result in the vesting of the assets of the Trust.

(p)	(Right of indemnity) It has not taken any action which will limit its right of indemnity out of, and lien over, the Assets of the Trust.

Series [*] WST Trust Liquidity Facility Agreement

(q)
(Compliance with Master Trust Deed)  It has complied with its obligations and duties under the Master Trust Deed, the Series Notice and (to the best of its knowledge and belief) at law.  No one has alleged that it has not so complied.

13.2	Reliance on representations and warranties

The Trustee acknowledges that the Liquidity Provider has entered the Transaction Documents in reliance on the representations and warranties in this clause.

14.	Undertakings

14.1	General undertakings

Each of the Trustee and the Trust Manager undertake to the Liquidity Provider as follows in relation to the Trust, except to the extent that the Liquidity Provider consents.

(a)	(Authorisations) It will ensure that each Authorisation required for:

(i)	the execution, delivery and performance by it of the Transaction Documents to which it is expressed to be a party and the transactions contemplated by those documents;

(ii)	the validity and enforceability of those documents; and

(iii)	the carrying on by it of its business as now conducted or contemplated,

is obtained and promptly renewed and maintained in full force and effect.  It will pay all applicable fees for them.  It will provide copies promptly to the Liquidity Provider when they are obtained or renewed.

(b)	(Negative pledge) It will not create or allow to exist a Security Interest over the Assets of the Trust other than:

(i)	under the Transaction Documents; or

(ii)
a lien arising by operation of law in the ordinary course of day-to-day trading and not securing indebtedness in respect of financial accommodation where it duly pays the indebtedness secured by that lien other than indebtedness contested in good faith.

(c)	(Comply with obligations) It will duly and punctually comply with its obligations under the Transaction Documents.

(d)	(Notice to Liquidity Provider) It will notify the Liquidity Provider and each Designated Rating Agency (if any) as soon as it becomes aware of:

(i)	any Event of Default; and

(ii)	any proposal by a Government Agency to acquire compulsorily any Assets of the Trust.

Series [*] WST Trust Liquidity Facility Agreement

14.2	Undertakings relating to Trust

The Trustee, as trustee of the Trust, undertakes to the Liquidity Provider as follows, except to the extent that the Liquidity Provider consents.

(a)	(Amendment to Master Trust Deed) It will not consent to any amendment to the Master Trust Deed, the Series Notice or any other Transaction Document if that would change:

(i)	the basis upon which the amount of any Liquidity Draw to be made is calculated;

(ii)	the entitlement of the Trustee to make any Liquidity Draw; or

(iii)	the basis of calculation or order of application of any amount to be paid or applied under clause 5 of the Series Notice.

(b)
(Resettlement)  It will not take any action that will result in a resettlement, setting aside or transfer of any asset of the Trust other than a transfer which complies with the Master Trust Deed, the Series Notice and the other Transaction Documents.

(c)
(No additional trustee)  It will act continuously as trustee of the Trust in accordance with the Master Trust Deed until the Trust has been terminated or until it has retired or been removed in accordance with the Master Trust Deed.

14.3	Term of undertakings

Each undertaking in this clause continues from the date of this agreement until all moneys actually or contingently owing under this agreement are fully and finally repaid.

15.	Events of Default

15.1	Events of Default

Each of the following is an Event of Default (whether or not it is in the control of the Trustee).

(a)	(Payments)

(i)	At any time when the Available Liquidity Amount is zero, the Trustee fails to pay an amount payable by it under this agreement within 10 Business Days of its due date.

(ii)	An amount is available for payment under clause 8 and the Trustee does not pay that amount.

(b)	(Insolvency Event) An Insolvency Event occurs:

(i)	in relation to the Trust (as if it was a relevant corporation for the purposes of the definition of Insolvency Event); or

(ii)	in relation to the Trustee (as trustee of the Trust or in its personal capacity), and a successor trustee of the Trust is not appointed with 30 days of that Insolvency Event.

(c)	(Termination Date) The Termination Date occurs in relation to the Trust.

(d)
(Enforcement of Security Trust Deed) An Event of Default (as defined in the Security Trust Deed) occurs and any action is taken to enforce the Security Interest under the Security Trust Deed over the Assets of the Trust (including appointing a receiver or receiver and manager or selling any of those Assets).

Series [*] WST Trust Liquidity Facility Agreement

15.2	Consequences

In addition to any other rights provided by law or any Transaction Document, at any time after an Event of Default (whether or not it is continuing) the Liquidity Provider may do all or any of the following:

(a)
by notice to the Trustee and the Trust Manager declare all moneys actually or contingently owing under this agreement immediately due and payable, and the Trustee will immediately pay the Liquidity Outstandings together with accrued interest and fees and all such other moneys; and

(b)	by notice to the Trustee and the Trust Manager cancel the Liquidity Limit with effect from any date specified in that notice.

16.	Interest on Overdue Amounts

16.1	Accrual

Interest accrues on each unpaid amount which is due and payable by the Trustee under or in respect of this agreement (including interest payable under this clause):

(a)
on a daily basis up to the date of actual payment from (and including) the due date or, in the case of an amount payable by way of reimbursement or indemnity, the date of disbursement or loss, if earlier;

(b)	both before and after judgment (as a separate and independent obligation); and

(c)	at the rate determined by the Liquidity Provider to be the sum of 2% per annum plus the higher of:

(i)	the rate (if any) applicable to the unpaid amount immediately before the due date; and

(ii)	the Bank Bill Rate on the first day of each Funding Period, plus the Margin.

16.2	Payment

The Trustee shall pay interest accrued under this clause on demand and on each Payment Date, to the extent that amounts are available for that purpose under clause 5.10(a)(iii)(C) of the Series Notice.

16.3	Limitation

Clause 16.1 will only apply in relation to any unpaid Liquidity Draw if, at the time the Liquidity Draw was required to be paid, the aggregate of all Liquidity Draws was equal to or greater than the Liquidity Limit.

Series [*] WST Trust Liquidity Facility Agreement

17.	Control Accounts

The accounts kept by the Liquidity Provider constitute sufficient evidence, unless proven wrong, of the amount at any time due from the Trustee under this agreement.

18.	Waivers, Remedies Cumulative

(a)
No failure to exercise and no delay in exercising any right, power or remedy under this agreement operates as a waiver.  Nor does any single or partial exercise of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.

(b)	The rights, powers and remedies provided to the Liquidity Provider in this agreement are in addition to, and do not exclude or limit, any right, power or remedy provided by law.

19.	Severability of Provisions

Any provision of this agreement which is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability.  That does not invalidate the remaining provisions of this agreement nor affect the validity or enforceability of that provision in any other jurisdiction.

20.	Survival of Representations

All representations and warranties in this agreement survive the execution and delivery of this agreement and the provision of advances and accommodation.

21.	Indemnity and Reimbursement Obligation

Unless stated otherwise, each indemnity, reimbursement or similar obligation in this agreement:

(a)	is a continuing obligation;

(b)	is a separate and independent obligation;

(c)	is payable on demand; and

(d)	survives termination or discharge of this agreement.

22.	Moratorium Legislation

To the full extent permitted by law all legislation which at any time directly or indirectly:

(a)	lessens, varies or affects in favour of the Trustee any obligation under a Transaction Document; or

(b)	delays, prevents or prejudicially affects the exercise by the Liquidity Provider of any right, power or remedy conferred by this agreement,

is excluded from this agreement.

Series [*] WST Trust Liquidity Facility Agreement

23.	Consents and Opinions

Except where expressly stated the Liquidity Provider may give or withhold, or give conditionally, approvals and consents, may be satisfied or unsatisfied, may form opinions, and may exercise its rights, powers and remedies, at its absolute discretion.

24.	Assignments

No party may assign or transfer any of its rights or obligations under this agreement without the prior written consent of the other parties, or if the assignment would result in a Rating Downgrade Event in relation to any Note.

25.	Notices

All notices, requests, demands, consents, approvals, agreements or other communications to or by a party to this agreement:

(a)	must be in writing;

(b)	must be signed by an Authorised Signatory of the sender; and

(c)	will be taken to be duly given or made:

(i)	(in the case of delivery in person or by post) when delivered, received or left at the address of the recipient shown in this agreement or to any other address which it may have notified the sender;

(ii)	(in the case of facsimile transmission) on receipt of a transmission report confirming successful transmission; and

(iii)	(in the case of a telex) on receipt by the sender of the answerback code of the recipient at the end of transmission,

but if delivery or receipt is on a day on which business is not generally carried on in the place to which the communication is sent or is later than 4.00 pm (local time), it will be taken to have been duly given or made at the commencement of business on the next day on which business is generally carried on in that place.

26.	Authorised Signatories

The Trustee irrevocably authorises the Liquidity Provider to rely on a certificate by persons purporting to be its directors and/or secretaries as to the identity and signatures of its Authorised Signatories.  The Trustee warrants that those persons have been authorised to give notices and communications under or in connection with this agreement.

27.	Governing Law and Jurisdiction

This agreement is governed by the laws of New South Wales.  The Trustee submits to the non-exclusive jurisdiction of courts exercising jurisdiction there.

Series [*] WST Trust Liquidity Facility Agreement

28.	Counterparts

This agreement may be executed in any number of counterparts.  All counterparts together will be taken to constitute one instrument.

29.	Acknowledgement by Trustee

The Trustee confirms that:

(a)
it has not entered into this agreement in reliance on, or as a result of, any statement or conduct of any kind of or on behalf of the Liquidity Provider (including any advice, warranty, representation or undertaking); and

(b)	the Liquidity Provider is not obliged to do anything (including disclose anything or give advice),

except as expressly set out in this agreement.

30.	Limited Recourse

30.1	General

Clause 33 of the Master Trust Deed applies to the obligations and liabilities of the Trustee and the Trust Manager under this agreement.

30.2	Liability of Trustee limited to its right to indemnity

(a)
The Trustee enters into this agreement only in its capacity as trustee of the Trust and in no other capacity.  A liability arising under or in connection with this agreement or the Trust can be enforced against the Trustee only to the extent to which it can be satisfied out of property of the Trust out of which the Trustee is actually indemnified for the liability.  This limitation of the Trustee's liability applies despite any other provision of this agreement and extends to all liabilities and obligations of the Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this agreement or the Trust.

(b)
The parties other than the Trustee may not sue the Trustee in any capacity other than as trustee of the Trust or seek the appointment of a receiver (except under the Security Trust Deed), or a liquidator, an administrator or any similar person to the Trustee or prove in any liquidation, administration or arrangements of or affecting the Trustee.

(c)
The provisions of this clause 30 shall not apply to any obligation or liability of the Trustee to the extent that it is not satisfied because under a Transaction Document or by operation of law there is a reduction in the extent of the Trustee's indemnification out of the Assets of the Trust as a result of the Trustee's fraud, negligence or breach of trust.

Series [*] WST Trust Liquidity Facility Agreement

(d)
It is acknowledged that the Trust Manager, the Servicer, the Currency Swap Provider, the Note Trustee, the Principal Paying Agent, the other Paying Agents and the Calculation Agent (each a Relevant Party) are responsible under this agreement and the other Transaction Documents for performing a variety of obligations relating to the Trust.  No act or omission of the Trustee (including any related failure to satisfy its obligations under this agreement) will be considered fraud, negligence or breach of trust of the Trustee for the purpose of sub-paragraph (c) to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any other person who provides services in respect of the Trust (other than a person who has been delegated or appointed by the Trustee and for whom the Trustee is responsible under this agreement or the relevant Transaction Documents, but excluding any Relevant Party) to fulfil its obligations relating to the Trust or by any other act or omission of a Relevant Party or any other person who provides services in respect of the Trust (other than a person who has been delegated or appointed by the Trustee and for whom the Trustee is responsible under this agreement or the relevant Transaction Documents, but excluding any Relevant Party).

(e)
No attorney, agent, receiver or receiver and manager appointed in accordance with this agreement or any other Transaction Documents (including a Relevant Party) has authority to act on behalf of the Trustee in a way which exposes the Trustee to any personal liability and no act or omission of any such person will be considered fraud, negligence or breach of trust of the Trustee for the purpose of sub-paragraph (c), if the Trustee has exercised reasonable care in the selection and supervision of such a person.

30.3	Unrestricted remedies

Nothing in clause 30.2 limits the Liquidity Provider in:

(a)	obtaining an injunction or other order to restrain any breach of this agreement by any party;

(b)	obtaining declaratory relief; or

(c)	relation to its rights under the Security Trust Deed.

30.4	Restricted remedies

Except as provided in clause 30.3, the Liquidity Provider shall not:

(a)	(judgment) obtain a judgment for the payment of money or damages by the Trustee;

(b)	(statutory demand) issue any demand under s459E(1) of the Corporations Act (or any analogous provision under any other law) against the Trustee;

(c)	(winding up) apply for the winding up or dissolution of the Trustee;

(d)	(execution) levy or enforce any distress or other execution to, on, or against any assets of the Trustee;

(e)	(court appointed receiver) apply for the appointment by a court of a receiver to any of the assets of the Trustee;

(f)	(set-off or counterclaim) exercise or seek to exercise any set-off or counterclaim against the Trustee; or

(g)	(administrator) appoint, or agree to the appointment, of any administrator to the Trustee,

or take proceedings for any of the above and the Liquidity Provider waives its rights to make those applications and take those proceedings.

Series [*] WST Trust Liquidity Facility Agreement

31.	Liquidity Provider's Obligations

The Trustee shall have no recourse to the Liquidity Provider in relation to this agreement beyond its terms, and the Liquidity Provider's obligations under this agreement are separate from, and independent to, any obligations the Liquidity Provider may have to the Trustee for any other reason (including under any other Transaction Document).

32.	Successor Trustee

The Liquidity Provider shall do all things reasonably necessary to enable any successor Trustee appointed under clause 24 of the Master Trust Deed to become the Trustee under this agreement.

33.	Code of Banking Practice

The Code of Banking Practice 2003, as amended in 2004, does not apply to this agreement or any banking service provided under it.

EXECUTED in Sydney.

Each attorney executing this agreement states that he has no notice of revocation or suspension of his power of attorney.

SIGNED on behalf of	)
[*]	)
)
by its attorney	)
in the presence of:	)
Signature

Witness	Print name

Print name

Series [*] WST Trust Liquidity Facility Agreement

SIGNED on behalf of	)
WESTPAC BANKING CORPORATION	)
by its attorneys	)
in the presence of:	)
Signature

Witness		Print name

Print name		Signature

Print name

SIGNED on behalf of	)
WESTPAC SECURITISATION	)
MANAGEMENT PTY LIMITED	)
by its attorney	)
in the presence of:	)
Signature

Witness	Print name

Print name

Series [*] WST Trust Liquidity Facility Agreement

ANNEXURE A

DRAWDOWN NOTICE

To:           [*]

LIQUIDITY FACILITY AGREEMENT - DRAWDOWN NOTICE NO. [*]

We refer to the Liquidity Facility Agreement dated on or about [*] 20[*] (the Facility Agreement).

Under clause 3.1 of the Liquidity Facility Agreement we give you irrevocable notice as follows:

(1)	we wish to draw on [*] (the Drawdown Date); [NOTE: Date is to be a Business Day.]

(2)	the total principal amount to be drawn is [*]; [NOTE: Amount to comply with the limits in clause 3.]

(3)	particulars of [each/the] Liquidity Draw are as follows:

Principal amount                                                                Funding Period

[NOTE: Length of Funding Period to comply with clause 4.]

(4)	we request that the proceeds be remitted to account number [*] at [*];

[NOTE:  The account(s) to be completed only if funds not required in repayment of any previous Liquidity Draw(s).]

(5)	we represent and warrant that no Event of Default under the Facility Agreement subsists or will result from the drawing.

Definitions in the Facility Agreement apply in this Drawdown Notice.

[*] as trustee of the Series [*] WST Trust

By:	[Authorised Signatory]

DATED

Series [*] WST Trust Liquidity Facility Agreement

ANNEXURE B

VERIFICATION CERTIFICATE

To:  [*]

LIQUIDITY FACILITY AGREEMENT

I [*] am an [attorney / Authorised Signatory] of [*]

(the Company).

I refer to the Liquidity Facility Agreement (the Facility Agreement) dated on or about [*] 200[*] between the Company as Trustee, [*] and Westpac Securitisation Management Pty Limited.

Definitions in the Facility Agreement apply in this Certificate.

I CERTIFY as follows.

1.	Attached to this Certificate are complete and up to date copies of:

(a)	unless paragraph 2 below applies, the constitution of the Company (marked A); and

(b)
a power of attorney granted by the Company for the execution of the Facility Agreement to which it is expressed to be a party (marked B).  That power of attorney has not been revoked or suspended by the Company and remains in full force and effect.

2.	If the constitution of the Company is not attached to this certificate, there has been no change to them since the Company last gave a certified copy of them to [*].

3.
The following are signatures of the Authorised Signatories of the Company and the persons who have been authorised to sign the Facility Agreement and to give notices and communications under or in connection with the Facility Agreement.  If no signatures are set out below, the Authorised Signatories with respect to the Facility Agreement have the same meaning as given in the Master Trust Deed.

Authorised Signatories

Name	Position	Signature

*	*

*	*

*	*

Series [*] WST Trust Liquidity Facility Agreement

Signatories

Name	Position	Signature

*	*

*	*

*	*

Signed:
[Attorney / Authorised Signatory]

Print name

DATED